As filed with the Securities and Exchange Commission on May 16, 2024

Registration No. 333-277707

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

2U, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2335939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7900 Harkins Road

Lanham, MD 20706

(301) 892-4350

(Address, including zip code,

and telephone number,

including area code, of registrant’s

principal executive offices)

Matthew J. Norden

Chief Financial Officer

2U, Inc.

7900 Harkins Road

Lanham, MD 20706

Telephone: (301) 892-4350

Fax: (202) 478-1660

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Copies to:

Brandon J. Bortner

Paul Hastings LLP

2050 M Street NW

Washington, DC 20036

(202) 551-1720

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) relates to the Registration Statement on Form S-3, as amended (File No. 333-277707) (the “Registration Statement”) of 2U, Inc. that was filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2024 and is being filed as an exhibit-only filing solely for the purpose of replacing the Exhibit 23.2 previously filed with the Registration Statement with the Exhibit 23.2 filed herewith. This Amendment consists only of the cover page, this explanatory note, Part II, Item 16 of the Registration Statement and the Exhibit 23.2 filed herewith and does not modify any other part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit No.	Description of Document

1.1*	Form of Underwriting Agreement

2.1	Membership Interest Purchase Agreement, dated as of June 28, 2021, by and among 2U, Inc., edX Inc. and Circuit Sub LLC, incorporated by reference to Exhibit 2.1 to the registrant’s Form 8-K filed on June 29, 2021.

2.2	Amendment No. 1 to Membership Interest Purchase Agreement, dated as of November 16, 2021, by and between 2U, Inc. and edX Inc., incorporated by reference to Exhibit 2.3 to the registrant’s Form 10-K filed on March 1, 2022.

4.1*	Specimen stock certificate evidencing shares of Common Stock.

4.2***	Form of Indenture

4.3*	Form of Debt Securities

4.4*	Form of Warrant Agreement

4.5*	Form of Unit Agreement

4.6*	Form of Preferred Stock Certificate

5.1***	Opinion of Paul Hastings LLP

23.1***	Consent of Paul Hastings LLP (included in Exhibit 5.1).

23.2**	Consent of KPMG LLP

24.1	Power of Attorney (included on the signature page hereto).

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of trustee, as trustee under the indenture filed as Exhibit 4.2 above

107***	Filing Fee Table

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.
**	Filed herewith.
***	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3 filed on March 6, 2024, as amended March 28, 2024.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, 2U, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, Maryland, on May 16, 2024.

2U, INC.

By:	/s/ Matthew J. Norden
Name:	Matthew J. Norden
Title:	Chief Financial Officer

II-2

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul S. Lalljie Paul S. Lalljie	Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2024

/s/ Matthew J. Norden Matthew J. Norden	Chief Financial Officer (Principal Financial Officer)	May 16, 2024

* Heather M. Hoffert	Senior Vice President, Accounting (Principal Accounting Officer)	May 16, 2024

* Paul A. Maeder	Director and Chairman of the Board	May 16, 2024

* Timothy M. Haley	Director	May 16, 2024

* John M. Larson	Director	May 16, 2024

* Coretha M. Rushing	Director	May 16, 2024

* Robert M. Stavis	Director	May 16, 2024

* Earl Lewis	Director	May 16, 2024

* Edward S. Macias	Director	May 16, 2024

II-3